SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2009

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The following actions were taken at a regularly scheduled meeting of the Board of Directors of CIGNA Corporation on October 28, 2009.

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

CIGNA issued a news release announcing that, upon recommendation of the Corporate Governance Committee, on October 28, 2009 the Board of Directors appointed David M. Cordani to CIGNA's Board. Earlier this year, Mr. Cordani was named as the incoming chief executive officer of CIGNA, succeeding H. Edward Hanway in that role when Mr. Hanway retires at the end of the year.  Mr. Cordani, as an employee director, will not receive any compensation for his Board service.

In addition, the Board of Directors approved retention awards of restricted stock to Carol Ann Petren, Executive Vice President and General Counsel and John M. Murabito, Executive Vice President, Human Resources and Services in order to ensure that the Company retains their continued service over the long-term.  Each retention award will be granted pursuant to the terms of the CIGNA Long-Term Incentive Plan and will consist of restricted stock with a grant date value of $1.5 million and $1.15 million, respectively.  Because the awards were approved during a quarterly blackout period, the grant date for each restricted stock award will be November 9, 2009, the second business day following the end of the blackout period.  The restricted stock will vest on November 9, 2013, four years after the date of the grant.

The Company’s press release regarding Mr. Cordani’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also, on the same day, the Board of Directors, upon the recommendation of its Corporate Governance Committee, approved amendments to the By-Laws to:

•	address the separation of the roles of chief executive officer and chairman of the board (including clarifying that the chairman may attend all Committee meetings);

•	add a provision that requires that the chairman of the board be elected by the Board every three years;

•
permit the Company to set two record dates in connection with a meeting of shareholders (one to determine shareholders entitled to notice and the other to determine those entitled to vote at the meeting); and

•	clarify the mechanics of the Company’s advance notice provision.

The Board of Directors also approved amendments to the By-Laws to provide clarification that the Company has the discretion to appoint the officers listed in Article IV, Section 1 of the By-Laws and to make references in the By-Laws to the various officers and directors of the Company gender-neutral.

The amendments to the By-Laws took effect on October 28, 2009.  The description of the amendments to CIGNA's By-Laws is qualified in its entirety by reference to the full text of the By-Laws, as amended (with deletions indicated by strikeout and additions indicated by underline) attached as Exhibit 3.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: November 3, 2009	By: /s/ Nicole S. Jones
Nicole S. Jones
Deputy General Counsel and
Corporate Secretary

Index to Exhibits

Number	Description	Method of Filing

3.1	By-laws of the registrant, effective	Filed herewith.
as of October 28, 2009

99.1	CIGNA Corporation	Filed herewith.
news release dated
October 29, 2009